As filed with the Securities and Exchange Commission on December 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Neurotrope, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	46-3522381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

205 East 42nd Street – 17th Floor

New York, NY 10017

973-242-0005

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Neurotrope, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Robert Weinstein, Chief Financial Officer

Neurotrope, Inc.

205 East 42nd Street – 17th Floor

New York, NY 10017

(Name and address of agent for service)

973-242-0005

(Telephone number, including area code, of agent for service)

With copies to:

Kenneth R. Koch, Esq.

Jeffrey P. Schultz, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

666 Third Avenue

New York, New York 10017

212-935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.0001 par value per share	372,822	$10.56	$3,937,000.32	$490.16

(1)

This registration statement (this “Registration Statement”) covers the registration of 372,822 additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of Neurotrope, Inc. (the “Company”) which may be offered and sold (i) upon the exercise of options or other stock-based awards which have been granted under the Neurotrope, Inc. 2013 Equity Incentive Plan, as amended (the “Plan”) and (ii) upon the exercise of options or issuance of stock-based awards which may hereinafter be issued under the Plan.  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions in accordance with the anti-dilution provisions of the Plan.  The Company previously filed a Registration Statement on Form S-8 on November 17, 2014 (File No. 333-200310), which registered 312,500 shares of Common Stock for issuance under the Plan.

(2)	Pursuant to Rule 457(c) and 457(h) of the Securities Act, the offering price per share and the aggregate offering price for stock-based awards are based on the price at which the awards may be exercised. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the vesting of stock-based awards granted under the Plan	372,822	$10.56	$3,937,000.32
Shares reserved for future grant under the Plan	0	$0	$0
Proposed Maximum Aggregate Offering Price			$3,937,000.32
Registration Fee			$490.16

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EXPLANATORY NOTE

Neurotrope, Inc. (the “Company”) has prepared this registration statement on Form S-8 (the “Registration Statement”) to register an additional 372,822 shares of the Company’s common stock, par value $0.0001 per share, for issuance under the Neurotrope, Inc. 2013 Equity Incentive Plan (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (Registration File No. 333-200310) filed with the Securities and Exchange Commission on November 17, 2014 are hereby incorporated herein by reference.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement (other than, in each case, documents or information deemed to be furnished and not filed in accordance with Commission rules):

a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017.

c)	The Company’s Current Reports on Form 8-K filed on January 6, 2017, January 12, 2017, February 22, 2017, February 24, 2017, March 27, 2017, April 14, 2017, May 1, 2017, October 19, 2017 and December 18, 2017.

d)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38045) filed under the Exchange Act, filed with the Commission on March 27, 2017, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference or deemed to be a part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference or deemed to be a part of this Registration Statement modifies or supersedes such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be a part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. In either case, any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

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Our Articles of Incorporation, as amended, provide a limitation of liability such that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of NRS Section 78.300.

Our By-Laws state that we shall indemnify every (i) present or former director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, member, manager, partner, trustee, fiduciary employee or agent another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii), each an Indemnitee.

Our By-Laws provide that we shall indemnify an Indemnitee against all expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable, or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that (i) the Company is not be obligated to indemnify a person who is or was a director, officer employee or agent of the Company against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors and (ii) the Company is not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed, subject to certain exceptions, to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of us. At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.

Item 9. Undertakings.

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 22, 2017.

Neurotrope, Inc.

By:	/s/ Daniel L. Alkon, M.D.
Name:	Daniel L. Alkon, M.D.
Title:	President and Chief Scientific Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Daniel L. Alkon and Robert Weinstein, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, any and all amendments and post-effective amendments to this Registration Statement, with exhibits to such registration statements and amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Joshua Silverman	Director and Chairman of the Board	December 22, 2017
Joshua Silverman

/s/ Daniel L. Alkon, M.D.	President and Chief Scientific Officer (principal executive officer)	December 22, 2017
Daniel L. Alkon, M.D.

/s/ James Gottlieb	Director	December 22, 2017
James Gottlieb

/s/ William Singer	Director	December 22, 2017
William Singer

	Director	December 22, 2017
George Perry, Ph.D.

/s/ Shana Kay Phares	Director	December 22, 2017
Shana Kay Phares

/s/ Bruce T. Bernstein	Director	December 22, 2017
Bruce T. Bernstein

/s/ Robert Weinstein	Chief Financial Officer, Executive Vice	December 22, 2017
Robert Weinstein	President, Treasurer and Secretary (principal financial officer and principal accounting officer)

/s/ Andrew D. Perlman	Director	December 22, 2017
Andrew D. Perlman
/s/ Charles Ryan	Director	December 22, 2017
Charles Ryan

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of Neurotrope, Inc. Incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 10, 2017.
3.2	Florida Articles of Merger of BlueFlash Communications, Inc. with and into Neurotrope, Inc., filed August 5, 2013. Incorporated by reference from Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2013.
3.3	Nevada Articles of Merger of BlueFlash Communications, Inc. with and into Neurotrope, Inc., filed August 5, 2013. Incorporated by reference from Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2013.
3.4	Certificate of Merger of Neurotrope BioScience, Inc., with and into Neurotrope Acquisition, Inc., filed August 23, 2013. Incorporated by reference from Exhibit 3.4 to Company’s Current Report on Form 8-K filed with the SEC on August 29, 2013.
3.5	Amended and Restated By-Laws of the Registrant. Incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2013.
4.1	2013 Equity Incentive Plan of Neurotrope, Inc. Incorporated by reference from Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2013.
4.2	Amendment No. 1 to the 2013 Equity Incentive Plan of registrant. Incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.
4.3	Amendment No. 2 to 2013 Equity Incentive Plan of Neurotrope, Inc., dated November 21, 2016. Incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 23, 2016.
4.4	Form of Option Agreement under 2013 Equity Incentive Plan of registrant. Incorporated by reference from Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2013.
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 filed herewith)
23.2*	Consent of Friedman LLP
24.1*	Power of Attorney (included on signature pages hereto)

*	Filed herewith.

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